         SECOND AMENDMENT TO RIGHTS AGREEMENT


     SECOND AMENDMENT, dated as of December 27, 1999, to the Rights Agreement, dated as of February 13, 1998 (the "Rights Agreement"), between Glen Burnie Bancorp, a Maryland corporation (the "Company") and The Bank of Glen Burnie, a Maryland banking corporation, as rights agent (the "Rights Agent").

                      WITNESSETH
                      ----------

     WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement prior to a Distribution Date without the approval of the stockholders provided, that no proposed supplement or amendment shall be effective unless (i) there are Continuing Outside Directors and (ii) a majority of such Continuing Outside Directors, at a meeting of the Board duly called and held, votes in favor of the adoption of such proposed supplement or amendment; and

     WHEREAS, the Board has determined that no Distribution Date has occurred and that there are Continuing Outside Directors;
and

     WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement and a majority of such Continuing Outside
Directors, at a meeting of the Board duly called and held, have voted in favor of such amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements hereinafter set forth, the parties hereby agree as follows:

     1.   AMENDMENT OF "CERTAIN DEFINITIONS" SECTION.

          (a)  The first sentence of Section 1(j) of the Rights
Agreement is hereby amended to read as follows:

          "Common Stock" when used in reference to the Company shall mean the common stock, par value $1.00 per share, of the Company or any other Shares of capital stock of the Company into which such stock shall be reclassified or changed.

          (b)  Section 1(s) is hereby amended by deleting clause
(v) thereof in its entirety and designating current clauses (vi) and (vii) as clauses (v)and (vi), respectively.

          (c)  The following shall be inserted into Section  1
of the Rights Agreement immediately following Section 1(u):

               (u-1) "Interested Person" with respect to a Transaction shall mean any Person who (i) is or will become an Acquiring Person if such Transaction were to be consummated or an Affiliate or Associate of such a

          Person, and (ii) is, or directly or indirectly proposed, nominated or financially supported, a director of the Company in office at the time of consideration of such Transaction who was elected at an annual or special meeting of stockholders.

          (d) The following shall be inserted into Section 1 of the Rights Agreement immediately following Section 1(nn):

               (nn-1) "Transaction" shall mean any merger, consolidation or sale of assets described in Section 13(a) hereof or any acquisition of Common Stock which would result in a Person becoming an Acquiring Person.

     2. AMENDMENT TO SECTION 11(a)(ii). The proviso clause at the end of Section 11(a)(ii) is hereby amended to read as follows:

          provided, however that if the quotient obtained by
          --------
          dividing the Purchase Price (as in effect immediately following such first occurrence) by the number of Adjustment Shares is less than one, then the number of Adjustment Shares shall be reduced to the extent necessary so that such quotient shall be equal to one.

     3.   AMENDMENT OF "REDEMPTION AND TERMINATION" SECTION.
Section 23 of the Rights Agreement is hereby amended by adding the following after Section 23(b):

               (c) Notwithstanding the provision of Section 23(a), in the event that a majority of the Board of Directors of the Company is elected by stockholder action at an annual or special meeting of stockholders, then until the 180th day following the effectiveness of such election (including any postponement or adjournment thereof), the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

     4.   AMENDMENT OF "EXCHANGE" SECTION.  Section 24 of the
Rights Agreement is hereby amended by adding the following after
Section 24(d):

               (e) Notwithstanding the provision of Section 24(a), in the event that a majority of the Board of Directors of the Company is elected by stockholder action at an annual or special meeting of stockholders, then until the 180th day following the effectiveness of such election (including any postponement or adjournment thereof), the Rights shall not be exchanged pursuant to Section 24(a) if such exchange is reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

     5.   AMENDMENT TO "SUPPLEMENTS AND AMENDMENTS" SECTION.
Section 27 of the Rights Agreement is hereby amended by designating the current text as paragraph (a) thereof, substituting for each current reference to Section 27 therein the words "Section 27(a)" and inserting the following immediately after Section 27(a):

               (b) Notwithstanding the provision of Section 27(a), in the event that a majority of the Board of Directors of the Company is elected by stockholder action at an annual or special meeting of stockholders, then until the 180th day following the effectiveness of such election (including any postponement or adjournment thereof), this Agreement shall not be supplemented or amended in any manner reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

     6.   AMENDMENT OF "EXHIBIT A".  Exhibit A of the Rights
Agreement is hereby amended by substituting the words "par value
$1.00 per share" for the words "par value $10.00 per share" each time they appear.

     7.   DELETION OF "EXHIBIT B".  Exhibit B of the Rights
Agreement is hereby deleted in its entirety.

     8. AMENDMENT OF "EXHIBIT C". Exhibit C of the Rights Agreement is hereby designated Exhibit B, each reference to "Exhibit C" in the Rights Agreement is amended to refer to "Exhibit B" and the current text thereof is deleted in its entirety and the text attached hereto is substituted therefor.

     9. RATIFICATION OF ORIGINAL RIGHTS AGREEMENT. Except as amended hereby or by the First Amendment to the Rights
Agreement, dated December 9, 1999, the Rights Agreement remains unchanged and is ratified and confirmed in all respects.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.



ATTEST:                          GLEN BURNIE BANCORP


By: /s/ John E. Demyan           By:  /s/ F. William Kuethe, Jr.
    -------------------------         --------------------------
Name:  John E. Demyan            Name:  F. William Kuethe, Jr.
Title: Chairman of the Board     Title: President and Chief
         of Glen Burnie Bancorp             Executive Officer


ATTEST:                          THE BANK OF GLEN BURNIE,
                                   as Rights Agent

By: /s/ John E. Demyan           By: /s/F. William Kuethe, Jr.
    -------------------------        --------------------------
Name:  John E. Demyan            Name:  F. William Kuethe, Jr.
Title: Chairman of the Board     Title: President and Chief
         of Glen Burnie Bancorp            Executive Officer

                                                      Exhibit A
                                                      ---------

             [Form of Rights Certificate]


Certificate No. R-                               ______ Rights

NOT EXERCISABLE AFTER FEBRUARY 13, 2008, SUBJECT TO EARLIER REDEMPTION OR EXPIRATION PURSUANT TO THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS EVIDENCED BY THIS CERTIFICATE SHALL NOT BE EXERCISABLE, AND SHALL BE VOID SO LONG AS HELD, BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION FOR THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF ANY SUCH PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE OF AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.]*



_____________
* The portion of the legend in brackets shall be inserted only if applicable and shall replace the preceding sentence.

                     Rights Certificate

                    GLEN BURNIE BANCORP

          This certifies that                      , or

registered assigns, is the registered owner of the number of

Rights set forth above, each of which entitles the owner

thereof, subject to the terms, provisions and conditions of the

Rights Agreement dated as of February 13, 1998, as amended,

restated, renewed or extended from time to time (the "Rights

Agreement"), between Glen Burnie Bancorp, a Maryland corporation

(the "Company"), and The Bank of Glen Burnie (the "Rights

Agent"), to purchase from the Company at any time prior to 5:00

P.M. (New York City time) on February 13, 2008, at the office or offices of the Rights Agent, or its successors as Rights Agent,

designated for such purpose, one fully paid, nonassessable share of common stock, par value $1.00 per share,  of the Company (the

"Common Stock"), at a purchase price of $100 per share (the

"Purchase Price"), upon presentation and  surrender of this

Rights Certificate with the Form of Election to Purchase and included Certificate duly completed and executed.  The number of

Rights evidenced by this Rights Certificate (and the number of shares of Common Stock which may be purchased upon exercise

thereof) set forth above, and the Purchase Price set forth

above, are the number and Purchase Price as of February  13,

1998, based on the Common Stock as constituted at such date.

The Company reserves the right to require prior to the

occurrence of a Triggering Event (as such term is defined in the Rights Agreement) that a number of

Rights be exercised so that only whole shares of Common Stock will be issued.

          As more fully set forth in the Rights Agreement, from and after the first occurrence of a Section 11(a)(ii) Event (as such term is defined in the Rights Agreement), if the Rights evidenced by this Rights Certificate are beneficially owned by
(i) an Acquiring Person or an Associate or Affiliate of an Acquiring Person (as such terms are defined in the Rights Agreement), which is determined to have been involved in or caused or facilitated, directly or indirectly, such Section 11(a)(ii) Event, (ii) a transferee of such Acquiring Person (or of any such Associate or Affiliate) or (iii) under certain circumstances specified in the Rights Agreement, a transferee of such Acquiring Person (or of any such Associate or Affiliate who becomes a transferee prior to or concurrently with such Acquiring Person becoming such), such Rights shall become null and void without any further action, and no holder hereof shall have any right with respect to such Rights whether under the Rights Agreement or otherwise.
          As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events (as defined in the Rights

Agreement).
          This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement.
Reference is also made to the Rights Agreement for definitions of capitalized terms used and not defined herein. Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent.
          This Rights Certificate, with or without other Rights Certificates upon surrender at the office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.
          Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption price of $.01 per Right at any time prior to the earlier of (i) the Close of Business on the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement) and (ii) the Final Expiration Date (as defined in the Rights Agreement).
          If the Company so determines, no fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one share of Common Stock (which may, at the election of the Company, be evidenced by depository receipts)), but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.
          No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividend or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.
          This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

          WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ___________________, ____

ATTEST:                       GLEN BURNIE BANCORP



By: ___________________       By:____________________
    Secretary                    Title:


Countersigned:

THE BANK OF GLEN BURNIE



By: ____________________
    Authorized Signature

        [Form of Reverse Side of Rights Certificate]


                         ASSIGNMENT
                         ----------

      (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED
hereby sells, assigns and transfers unto
        (Please print name and address of transferee)



this Rights Certificate, together with all right, title and interest herein, and does hereby irrevocably constitute and
appoint                      Attorney, to transfer the within
Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: ___________________, ____






                         Signature


Signature Guaranteed:

                         Certificate
                         -----------

          The undersigned hereby certifies by checking the appropriate boxes that:

          (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement);

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________, ____


                              Signature


Signature Guaranteed:


                           NOTICE
                           ------

          The signatures to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                    ELECTION TO PURCHASE
                    --------------------

            (To be executed if holder desires to
             exercise Rights represented by the
                    Rights Certificate.)


To:  GLEN BURNIE BANCORP

     The undersigned hereby irrevocably elects to exercise _______ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other Person which may be issuable or such other assets which may be deliverable upon the exercise of the Rights) and requests that certificates for any such shares or securities be issued in the name of and delivered to:

              (Please print name and address)

Please insert social security
or other identifying number:



     If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights shall be registered in the name of and delivered to:

               (Please print name and address)

Please insert social security
or other identifying number:



Dated:__________________, ____





                              Signature

Signature Guaranteed:

                         Certificate

          The undersigned hereby certifies by checking the appropriate boxes that:

           (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined in the Rights Agreement); and

          (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:_________________, ____


                              Signature

Signature Guaranteed:


                           NOTICE
                           ------

          The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

                                                  Exhibit B
                                                  ---------

               SUMMARY OF RIGHTS TO PURCHASE
                        COMMON STOCK


          On February 13, 1998, the Board of Directors of Glen Burnie Bancorp (the "Company") declared a dividend distribution of one Right for each outstanding share of Company Common Stock to stockholders of record at the close of business on February 13, 1998. Each Right entitles the registered holder to purchase from the Company one share of Common Stock on the date of exercise, at a Purchase Price of $100, subject to adjustment. The terms of the Rights are set forth in a Rights Agreement
(the "Rights Agreement") between the Company and The Bank of Glen Burnie, as Rights Agent.

          Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date will occur upon the earlier of (i) 10 days following a public announcement by the Company that a person (other than an Exempt Person) or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 10% or more of the outstanding shares of Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 10% or more of such outstanding shares of Common Stock.

          Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates,
(ii) new Common Stock certificates issued after February 13, 1998 will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

          The Rights are not exercisable until the Distribution
Date and will expire at the close of business on February 13, 2008, unless earlier redeemed by the Company as described below.

          As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

          In the event that at any time following the Rights Dividend Declaration Date, a Person (other than an Exempt Person) becomes the beneficial owner of 10% or more of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock which at least a majority of the Continuing Outside Directors determined to be fair to and otherwise in the best interests of the Company and its stockholders) each holder of a Right (other than Rights held by the party triggering the Rights and certain transferees which are voided) will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, cash, property or other securities of the Company, subject to certain limitations) having a value equal to two times the exercise price of the Right. However, Rights are not exercisable following the occurrence of the event set forth above until such time as the Rights are no longer redeemable by the Company as set forth below.

          For example, at an exercise price of $100 per Right, each Right not owned by an Acquiring Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $200 worth of Common Stock (or other consideration, as noted above) for $100. Assuming that the Common Stock had a per share value of $30 at such time, the holder of each valid Right would be entitled to purchase 6.67 shares of Common Stock for $100.

          The Board may, at its option, at any time after a person becomes an Acquiring Person, exchange all or part of the outstanding Rights (other than Rights owned by an Acquiring Person, its affiliates, associates or transferees, which will become void) for shares of Common Stock at an exchange ratio of
1.5 shares of Common Stock per Right.

          In the event that, at any time following the date that any Person becomes an Acquiring Person, (i) the Company engages in certain mergers or other business combination transactions or
(ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

          The Purchase Price payable, and the number of shares of Common Stock (or the number and kind of other securities or property, as the case may be) issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock, or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

          No adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. The Company is not required to issue fractional shares of Common Stock and in lieu thereof an adjustment in cash will be made. For fractional shares of Common Stock, the adjustment will be based on the market price of the Common Stock on the last trading date prior to the date of exercise.

          In general, the Company may redeem the Rights in whole, but not in part, at any time until ten days following the Stock Acquisition Date, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors). Under certain circumstances set forth in the Rights Agreement, the decision to redeem shall require the concurrence of a majority of the Continuing Outside Directors. Immediately upon the action of the Board of Directors ordering redemption of the Rights with, where required, the concurrence of the Continuing Directors, the Rights will terminate and the only right of the holders of Rights will be to receive the $.01 per Right redemption price.

          The term "Continuing Outside Directors" means (i) members of the Board of Directors who are not Acquiring Persons, or affiliates, associates or representatives of an Acquiring Person, and who are not officers of the Company or any of its subsidiaries, and were members of the Board of Directors prior to the date of the Rights Agreement or (ii) Persons who subsequently became members of the Board of Directors, who are not Acquiring Persons or the affiliates, associates or representatives of an Acquiring Person and who are not officers of the Company or any of its subsidiaries, if such Persons' nominations for election or election to the Board of Directors are recommended or approved by a majority of the Continuing Outside Directors.

          Notwithstanding the foregoing, in the event that a majority of the Board of Directors of the Company is elected by stockholder action at an annual or special meeting of stockholders then until the 180th day following the effectiveness os such election (including any postponement or adjournment thereof), the Rights shall not be redeemed if such redemption is reasonably likely to have the purpose or effect of facilitating a Transaction (defined as merger, consolidation or sale of assets or any acquisition of Common Stock which would result in a person becoming an Acquiring Person) with an Interested Person (defined as a person or group who (i) is or will become an Acquiring Person if such Transaction were to be consummated, and (ii) is, or directly or indirectly proposed, nominated or financially supported, a director of the Company in office at the time of consideration of such Transaction who was elected at an annual or special meeting of stockholders.

          Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common
Stock (or other consideration) of the Company or for common stock of the acquiring company as set forth above.

          The Rights Agreement may be amended in certain instances so long as there are Continuing Outside Directors and a majority of such Continuing Outside Directors votes in favor of the proposed amendment. Other than those provisions relating to the principal economic terms of the Rights, any of the provisions of the Rights Agreement may be amended prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, to make changes which do not adversely affect the interest of holders of Rights (excluding the interest of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

           Notwithstanding the foregoing, in the event that a majority of the Board of Directors of the Company is elected by stockholder action at an annual or special meeting of stockholders, then until the 180th day following the effectiveness of such election (including any postponement or adjournment thereof), the Rights shall not be supplemented or amended in any manner reasonably likely to have the purpose or effect of facilitating a Transaction with an Interested Person.

          Copies of the Rights Agreement are available free of charge from the Company. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.